Contact: Robert Van Buskirk President and Chief Executive Officer Sirenza Microdevices, Inc. (303) 327-3030 ir@sirenza.com

FOR IMMEDIATE RELEASE

Sirenza Microdevices Reports First Quarter 2007 Results

BROOMFIELD, Colo. — May 2, 2007 — Sirenza Microdevices, Inc. (NASDAQ:SMDI) today reported its financial results for its first quarter ended March 31, 2007.

Financial Highlights

Revenue

·	Quarterly revenue of $39.1 million, as compared to $20.9 million year-over-year and
$37.0 million sequentially
·	Sequential revenue growth of 6% and year-over-year revenue growth of 87%

Earnings

·	Quarterly earnings per share of $0.02 per share, compared to earnings of $0.04 per share a year ago and earnings of $0.01 per share sequentially
·	Quarterly pro forma 1 earnings per share of $0.12 per share, compared to $0.09 per share a year ago and $0.11 per share sequentially
·	Quarterly net income margin of 16% on a pro forma basis

Cash Flow

·	Record quarterly cash flow from operations of approximately $7.9 million
·	Fourteen consecutive quarters of positive cash flow from operations

“We are very pleased with our first quarter results. In what is typically a seasonally slow quarter for Sirenza, we exceeded the upper end of our revenue guidance and we delivered earnings at the upper end of our EPS guidance,” stated Robert Van Buskirk, president and chief executive officer. “On a sequential sales increase of 6%, our pro forma net income increased by 17%, demonstrating the continued leverage in our operating model. In addition, we increased our sales by 87% year-over-year and our pro forma net income by 81%; we also continued our positive cash flow from operations this quarter. We currently see ongoing strength in our major end markets, including CATV transmission applications, mobile wireless infrastructure applications, driven by recent TD-SCDMA developments in China among other factors, and wireless access applications such as WiMAX. We are optimistic that the revenue momentum we realized in the first quarter will provide a solid foundation for further growth in the second quarter and remainder of 2007.”

The company’s first quarter net income was $1.0 million, or earnings of $0.02 per diluted share. This compared year-over-year with net income of $1.6 million, or earnings of $0.04 per diluted share and sequentially with net income of $0.6 million, or $0.01 per diluted share.

Excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza’s pro forma net income for the first quarter was $6.2 million, or $0.12 per diluted share. This compared year-over-year with pro forma net income of $3.4 million, or $0.09 per diluted share and sequentially with pro forma net income of $5.3 million, or $0.11 per diluted share.

Sirenza’s first quarter gross margin was 43%, compared with 48% a year ago and 42% sequentially. Excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza’s pro forma gross margin was 45%, compared with 49% a year ago and 43% sequentially.

1 Pro forma net income, net income margin, gross margin, total research and development, sales and marketing and general and administrative expenses and earnings per share are non-GAAP financial measures calculated to exclude the effects of charges for the amortization of acquisition-related intangible assets, stock-based compensation, charges for the amortization of acquisition-related inventory step-up, the write-off of deferred equity financing costs, salaries associated with transitional Micro Linear employees, severance costs, and manufacturing facility relocation and related costs detailed in the reconciliation included within this press release.

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In the aggregate, the company’s research and development, sales and marketing, and general and administrative expenses for the first quarter of 2007 were $12.7 million, compared with $8.2 million a year ago and $12.0 million sequentially. On a pro forma basis, excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, these same expenses were $11.5 million, compared with $6.9 million a year ago and $10.5 million sequentially.

At March 31, 2007, Sirenza’s total assets were $217.3 million, including cash and cash equivalents of approximately $28.8 million.

Use of Non-GAAP Financial Measures

In keeping with its historical financial reporting practices, Sirenza believes that the supplemental presentation of pro forma net income and earnings per share, gross margin, net income margin, and total research and development, sales and marketing and general and administrative expenses calculations provide meaningful non-GAAP financial measures to help management and investors understand and compare operating results and business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. Sirenza management also uses such pro forma measures in its planning and development of target operating models and in setting incentive compensation goals for its employees. Readers are cautioned not to view pro forma results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with pro forma results for the first quarters of 2007 and 2006, respectively, and the fourth quarter of 2006 contained below.

First Quarter Teleconference and Web cast

Sirenza management plans to host a teleconference at 2:45 p.m. MT / 4:45 p.m. ET today to discuss the company’s first quarter 2007 financial results and its current outlook for the second quarter of 2007. This teleconference will be web cast live for the general public. For more information, please visit the Investor Relations page of Sirenza’s website at www.sirenza.com. The teleconference web cast will be archived on this site until May 2, 2008, and a telephonic replay for domestic listeners will be available at (800) 405-2236, conference ID number 11088595#, and for international listeners at (303) 590-3000, conference ID number 11088595#, until May 9, 2007.

Also available via the “Financial Data” link on the Investor Relations page of Sirenza’s website will be a reconciliation to GAAP of the pro forma financial measures contained in Sirenza’s current outlook for the second quarter of 2007, to be presented by the company in today’s teleconference.

Sirenza Microdevices, Inc.

Sirenza Microdevices is a supplier of radio frequency (RF) components. Headquartered in Broomfield, Colorado, with operations in China, Germany and the U.S., Sirenza and its subsidiary Premier Devices design and develop RF components for the commercial communications, consumer, and aerospace, defense and homeland security (A&D) equipment markets. Sirenza's integrated circuit (IC), multi-chip module (MCM) and passive product lines include amplifiers, power amplifiers, cable TV amplifiers, circulators, isolators, mixers, splitters, transformers, couplers, modulators, demodulators, transceivers, tuners, discrete devices, signal source components, government and military specified components, and antennae and receivers for satellite radio. Sirenza holds ISO 9001:2000 Quality Management System and ISO 14001:2004 Environmental Management System (registered by QMI) certifications for its Broomfield, Colorado manufacturing facility, and ISO 9001:2000 Quality Management System certifications for its Shanghai and Nuremberg manufacturing facilities. Detailed product information may be found on Sirenza's website at www.sirenza.com and at www.premierdevices.com.

Forward-Looking Statements

This news release and the views expressed by Sirenza management on Sirenza’s teleconference held today contain forward-looking statements regarding future events or results, including any statements regarding Sirenza’s anticipated future growth or financial results in its second quarter of 2007 or any future period or its other expectations for its business, products or industry in any such period. Sirenza cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: lower than expected demand for Sirenza’s products at Huawei,

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Motorola, Nokia, RFS, or other major OEMs, or for RF components or broadband products in general or MCM, IC or CATV products in particular; lower than expected demand for Sirenza’s products at Luxim, Sirius, digital cordless telephone and personal handyphone makers or others primarily serving consumer markets; slower than expected build-out of 3G and TD-SCDMA infrastructure in China, or worldwide build-out of WiMax-based infrastructure; overall general economic conditions in the commercial communications or consumer markets; exertion of downward pressure on the pricing of Sirenza’s components; lower-margin sales, such as sales of MCM products and certain sales to higher-volume OEMs, increasing as a percentage of Sirenza’s overall sales; Sirenza’s ability to compete successfully with providers of similar components, and also with providers of more highly integrated, IC-based solutions designed to perform the same functions; lower than expected seasonal increase in sales in the second half of 2007 as compared to the first half; Sirenza’s ability to successfully develop new product designs targeted to the market’s demand and in time to meet that demand; product quality, performance and reliability problems that may result in liability or expense; Sirenza’s reliance on third parties for outsourced manufacturing, packaging and test services and supply; risks associated with Sirenza’s planned transition of most of its domestic manufacturing to China in 2007, such as higher than expected associated start-up and wind-down expense, possible delays, business interruption or resulting underutilization or capacity constraints; possible underutilization or capacity constraints at any of Sirenza’s worldwide manufacturing locations, whether due to shortages of raw materials or equipment necessary to meet customer demands or otherwise; the possibility that Sirenza’s income tax rate may increase in future periods or that it may be unable to fully offset its taxable income with net operating losses; Sirenza’s ability to accurately plan its purchase of raw materials and production to meet customer demand, avoiding excess and obsolete inventory; risks related to PDI’s operations located in China and Germany or Sirenza’s lack of experience in managing foreign operations, foreign currency transactions and related tax forecasting, tax planning and cash management requirements; the need to upgrade PDI’s private company finance and accounting infrastructure, forecasting and internal controls for public company reporting and compliance requirements; Sirenza’s ability to successfully complete financing transactions or acquisitions, to integrate the assets, product lines, personnel and operations of PDI, Micro Linear or any other acquisitions with Sirenza, and to realize any expected synergies from such acquisitions; Sirenza’s lack of market knowledge relative to other participants in new markets into which it has or may diversify; claims from time to time relating to the infringement of third-party proprietary rights, which could result in liability, expense or halted sales of Sirenza products; the loss of any key personnel, particularly to competitors; the effects of armed conflicts or acts of terrorism; the effects of government or industry standard setting, such as ROHS requirements; and/or currency exchange rate or commodity price fluctuations. Other factors that could cause actual events or results to differ materially from those in Sirenza’s forward-looking statements are included in Sirenza’s Annual Report Form 10-K filed with the Securities and Exchange Commission in March 2007. Sirenza expressly disclaims any current intention to update its forward-looking statements, and the estimates and assumptions associated with them, at any time or for any reason.

NOTE: Sirenza Microdevices® and the Sirenza logo are trademarks of Sirenza Microdevices, Inc. All other trademarks are property of their respective owners.

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SIRENZA MICRODEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
	Three Months Ended
	March 31,	March 31,
	2007	2006
Net revenues	$39,054	$20,892
Cost of revenues	22,156	10,813
Gross profit	16,898	10,079
Operating expenses:
Research and development	4,910	2,876
Sales and marketing	2,952	2,226
General and administrative	4,861	3,092
Amortization of acquired intangible assets	3,187	449
Total operating expenses	15,910	8,643
Income from operations	988	1,436
Interest expense	65	„Ÿ
Interest and other income (expense), net	269	194
Income before taxes	1,192	1,630
Provision for income taxes	151	47
Net income	$1,041	$1,583

Basic net income per share	$0.02	$0.04

Diluted net income per share	$0.02	$0.04

Shares used to compute basic net income
per share	50,009	36,917

Shares used to compute diluted net income
per share	52,080	38,880

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Reconciliation of GAAP Results with Pro Forma Results (In thousands, except per share and percentage data) (Unaudited)

The following table reconciles the company’s net income, net income margin, gross profit and gross margin, total research and development, sales and marketing and general and administrative expenses, and earnings per share as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release and associated teleconference. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events.

		Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Reconciliation of Pro Forma Gross Profit and Gross Margin
Net revenues as reported under GAAP	$39,054	$36,976	$ 20,892

Gross profit as reported under GAAP	16,898	15,406	10,079
Stock-based compensation, included in the calculation of gross profit	98	122	86
Manufacturing facility relocation and related costs included in the calculation of gross profit	500	-	-
Severance costs included in the calculation of gross profit	-	-	33
Amortization of acquisition-related inventory step-up	151	471	-

Pro forma gross profit	$17,647	$15,999	$10,198
Gross margin as reported under GAAP	43%	42%	48%

Pro forma gross margin	45%	43%	49%

Reconciliation of Pro Forma Total Research and Development, Sales
and Marketing and General and Administrative Expenses
R&D and SG&A expenses as reported under GAAP	$12,723	$11,987	$ 8,194
Stock-based compensation included in R&D and SG&A expenses	943	989	1,107
Write-off of deferred equity financing costs included in R&D and SG&A expenses	-	220	-
Micro Linear transitional salaries included in R&D and SG&A expenses	276	261	-
Manufacturing facility relocation and related costs included in R&D and SG&A expenses	41	-	-
Severance costs included in R&D and SG&A expenses	-	-	183

Pro forma R&D and SG&A expenses	$11,463	$10,517	$6,904

Reconciliation of Pro Forma Net Income, Net Income Margin and EPS
Net income as reported under GAAP	$1,041	$557	$1,583
Amortization of acquisition-related intangible assets	3,187	2,726	449
Total stock-based compensation	1,041	1,111	1,193
Amortization of acquisition-related inventory step-up	151	471	-
Write-off of deferred equity financing costs	-	220	-
Micro Linear transitional salaries	276	261	-
Total manufacturing facility relocation and related costs	541	-	-
Total severance costs	-	-	216

Pro forma net income	$6,237	$5,346	$3,441

Net income margin as reported under GAAP	3%	2%	8%

Pro forma net income margin	16%	14%	16%

Net income per share as reported under GAAP
Basic	$0.02	$0.01	$0.04

Diluted	$0.02	$0.01	$0.04

Pro forma net income per share
Basic	$0.12	$0.11	$0.09

Diluted	$0.12	$0.11	$0.09

Shares used to compute GAAP and pro forma net income per share
Basic	50,009	48,325	36,917

Diluted	52,080	50,245	38,880

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SIRENZA MICRODEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2007	2006

	(unaudited)

Cash and cash equivalents	$28,849	$24,847
Short-term investments	-	19
Accounts receivable, net	25,423	22,227
Inventories	24,752	27,045
Other current assets	3,387	3,446
Total current assets	82,411	77,584
Property and equipment, net	18,160	15,345
Other non-current assets	1,787	1,720
Acquisition-related intangibles, net	54,160	57,081
Goodwill	60,785	59,862
Total assets	$ 217,303	$211,592

Accounts payable	$11,100	$9,389
Income taxes payable	4,019	3,232
Accrued compensation and other expenses	7,006	6,716
Other accrued liabilities	2,894	2,894
Deferred margin on distributor inventory	1,534	1,529
Notes payable in connection with the acquisition of PDI	3,000	3,000
Capital lease obligations	433	517
Total current liabilities	29,986	27,277
Capital lease obligations, long term portion	494	531
Deferred tax and other liabilities, non-current	9,903	10,101
Accrued pension	3,061	2,962
Stockholders' equity	173,859	170,721
Total liabilities and stockholders' equity	$217,303	$211,592

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